EXHIBIT 5.2
                                                                     -----------


                                                       Borden Ladner Gervais LLP
                                            Lawyers o Patent & Trade-mark Agents
                                                             1000 Canterra Tower
                                                           400 Third Avenue S.W.
                                                Calgary, Alberta, Canada T2P 4H2
                                        tel.:(403) 232-9500  fax.:(403) 266-1395



LOGO                                                           DANIEL G. KOLIBAR
BORDEN                                               direct tel.: (403) 232-9559
LADNER                                            e-mail: dkolibar@blgcanada.com
GERVAIS                                                   file no: 400080-000042


August 11, 2004




Dear Sirs:

RE:      HUSKY ENERGY INC.

         We refer to the registration statement on Form F-9 (the "Registration Statement") to be filed by Husky Energy Inc. (the "Corporation") with the U.S. Securities and Exchange Commission (the "Commission").

         We hereby consent to all references to this firm in the Registration Statement, including the references in the Registration Statement under the captions "Description of Debt Securities - Enforceability of Judgments" and "Legal Matters".

BORDEN LADNER GERVAIS LLP




"BORDEN LADNER GERVAIS LLP"

CALGARY, CANADA
AUGUST 11, 2004





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